UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): July 30, 2010

TRADEON INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53547	26-1548693
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Jingsu Wujing Lijia Industrial Park
Lijia Town
Wujin District, Changzhou City
Jiangsu Province 213176
People’s Republic of China
(Address of principal executive offices)

+(86) 519-86230102
(Registrant's telephone number, including area cede)

___
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Amended and Restated Bylaws

On July 30, 2010, the Company’s Board of Directors adopted Amended and Restated Bylaws, which substantially revised the Company’s former bylaws. The following is a summary of certain provisions of the Amended and Restated Bylaws adopted by the Board of Directors. Such summary is not intended to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this report and is incorporated by reference herein.

Generally, the Amended and Restated Bylaws update the Company’s former bylaws, and include (among others) the following modifications.

(1) The Amended and Restated Bylaws provide that, whenever a quorum is present at any stockholder meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any questions brought before such meeting, except for elections of directors, which are decided by a plurality vote, whereas the previous bylaws provided that all actions, including elections of directors, were decided by a majority vote.

(2) The Amended and Restated Bylaws provide that any director may be removed either for or without cause at any special meeting of stockholders by the affirmative vote of at least two-thirds of the voting power of the issued and outstanding stock entitled to vote (provided that notice of intention to act upon such matter shall have been given in the notice calling such meeting), whereas the previous bylaws provided that directors could be removed by the affirmative vote of the holders of a majority of the shares of capital stock entitled to vote at such meeting.

(3) The Amended and Restated Bylaws provide that any vacancy occurring in the Board of Directors by death, resignation, removal or otherwise may be filled by an affirmative vote of at least a majority of the remaining directors (though less than a quorum of the Board of Directors), whereas the previous bylaws provided that any vacancy occurring for any reason other than the removal of a director could be filled by a majority of the directors then in office, but that any vacancy occurring as a result of removal of a director could only be filled by stockholders.

(4) The Amended and Restated Bylaws provide that the Board of Directors may authorize the issuance of uncertificated shares of some or all of the shares of any or all of the Company’s classes or series, while the previous bylaws did not provide for the issuance of uncertificated shares;

(5) The Amended and Restated Bylaws may be altered, amended or repealed at any meeting of the Board of Directors by the affirmative vote of a majority of the directors present at such meeting, while the previous bylaws could be amended by the majority vote of stockholders at any annual or special meeting called for that purpose, or by the Board of Directors.

Change of Fiscal Year

In connection with the Company’s reverse acquisition of Best Green Energy Industries Limited completed on June 9, 2010, the Company’s Board of Directors on July 30, 2010 approved a change in the Company’s fiscal year end from October 31 to December 31 to be consistent with the fiscal year end of Best Green Energy Industries Limited.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On July 30, 2010, Best Green Energy Industries Limited, being the record holder of 20,734,531 shares of the Company’s common stock, constituting 88.1% of the issued and outstanding shares of the Company’s common stock, the sole class of the Company’s voting securities, adopted and approved an amendment to the Company’s Articles of Incorporation to change the name of the Company to “China Green Energy Industries, Inc.” On such date, the Company had 23,529,411 shares of common stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

The Company’s Board of Directors approved the amendment and recommended it for submittal to stockholders on July 30, 2010. The Company intends to file the requisite Information Statement on Schedule 14C, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, with the Securities and Exchange Commission on our about the date hereof. The amendment will become effective upon filing of a Certificate of Amendment with the Nevada Secretary of State, which will be filed approximately twenty (20) days after such Information Statement is first mailed to the Company’s stockholders.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws, adopted on July 30, 2010

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2010

TRADEON INC.

By: /s/ Jianliang Shi
Jianliang Shi
Chief Executive Officer